UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2011

American Realty Capital Healthcare Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-169075	27-3306391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On November 22, 2011, American Realty Capital Healthcare Trust, Inc. (the “Company”), through its sponsor, American Realty Capital V, LLC, closed the acquisition of the second tranche of a portfolio of ten healthcare facilities (the “Ten Property Portfolio”). The second tranche of the Ten Property Portfolio includes an ambulatory surgery center and medical office building located in Tomball, Texas, a hospital rehabilitation center located in Dallas, Texas and an inpatient rehabilitation facility located in San Antonio, Texas. The Company previously filed the purchase and sale agreement that it entered into in connection with the Ten Property Portfolio as an exhibit to its Quarterly Report on Form 10-Q for the period ended June 30, 2011 with the Securities and Exchange Commission on August 12, 2011. The description of the purchase and sale agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the purchase and sale agreement.

Spring Creek Medical Plaza

The purchase price of the ambulatory center and medical office building located in Tomball, Texas, known as the “Spring Creek Medical Plaza,” was approximately $10.0 million, exclusive of closing costs. The seller of the property was NW Houston MOB II, LP, an entity which has no material relationship with the Company, and the acquisition was not an affiliated transaction.

The Spring Creek Medical Plaza contains approximately 22,000 rentable square feet and consists of an ambulatory surgery center, imaging center and medical office space.

The Company funded the acquisition, exclusive of closing costs, of the Spring Creek Medical Plaza with (a) net proceeds from its ongoing public offering of approximately $2.5 million and (b) a $7.5 million mortgage loan representing a portion of the second tranche of the GECC Mortgage Loan (as defined below), as described below in Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Three tenants occupy 100% of the rentable square footage of the property. Tomball Surgery Center, LP, an ambulatory surgery center, occupies approximately 56.3% of the rentable square feet of the property. Tomball Imaging, LLP, a radiological imaging center, occupies approximately 28.3% of the rentable square feet of the property. Tomball Express Medical Center, LLC, an urgent care center, occupies the remaining approximately 15.4% of the rentable square feet of the property.

The tenant leases are net whereby the tenants are required to pay their pro rata share of operating expenses, including any costs to maintain and repair the roof and structure of the building, in addition to base rent. The leases expire between February 2016 and December 2020. Annualized straight-line rental income ranges from approximately $19.83 to $52.77 per rentable square foot with a weighted average annual rental rate of $45.30 per rentable square foot. The leases contain annual rental escalations and all of the leases contain renewal options at varying intervals and rates.

The annual real estate taxes payable on the Spring Creek Medical Plaza for the calendar year 2011 are estimated to be approximately $110,000. Such real estate taxes are to be reimbursed by the tenants in respect of their proportionate share of real estate taxes under the terms of the leases.

Reliant Rehabilitation Hospital

The purchase price of the rehabilitation hospital located in Dallas, Texas, known as the “Reliant Rehabilitation Hospital,” was approximately $33.8 million, exclusive of closing costs. The seller of the property was North Dallas Hospital BBD Partners, LP, an entity which has no material relationship with the Company, and the acquisition was not an affiliated transaction.

The Reliant Rehabilitation Hospital contains approximately 65,000 rentable square feet and is a three-story, 60-bed facility licensed as an inpatient rehabilitation hospital serving patients who require intensive rehabilitative care.

The Company funded the acquisition, exclusive of closing costs, of the Reliant Rehabilitation Hospital with (a) net proceeds from its ongoing public offering of approximately $6.9 million, (b) a $24.9 million mortgage loan representing a portion of the second tranche of the GECC Mortgage Loan (as defined below), as described below in Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant and (c) $2.0 million of proceeds received from an unaffiliated third-party joint venture partner in exchange for a minority interest in the entity, which is majority-owned and controlled by the Company's operating partnership that owns the property.  The Company may redeem the minority interests of the unaffiliated third-party investor at the capital contribution amount plus any accrued and unpaid yield after February 1, 2014. The joint venture agreement provides the third-party investor with no voting rights and as such, the Company is responsible for the day-to-day control over operating decisions of the property.

The property is 100% leased to Reliant Rehabilitation Hospital Dallas, LLC, an operating joint venture between a $2.5 billion private equity firm, Nautic Partners, and a physician group. The private equity firm and the physician group own 74% and 26% of the operating joint venture, respectively.

The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rental income for the initial lease term will be approximately $3.4 million and the lease contains 2.0% fixed annual rental escalations each September during the primary term. The lease has a 25-year term, which commenced upon completion of the construction of the hospital in September 2010, and expires in August 2035. The lease has two renewal options of ten years each with 2.0% fixed annual rental escalations.

The annual real estate taxes payable on the Reliant Rehabilitation Hospital for the calendar year 2011 are estimated to be approximately $430,000. Such real estate taxes are to be reimbursed in full by the tenant under the terms of the lease.

Global Rehabilitation Hospital

The purchase price of the inpatient rehabilitation facility located in San Antonio, Texas, known as the “Global Rehabilitation Hospital,” was approximately $16.5 million, exclusive of closing costs. The seller of the property was GRSA IRF II, LP, an entity which has no material relationship with the Company, and the acquisition was not an affiliated transaction.

The property contains approximately 41,000 rentable square feet and is a two-story, 42-bed facility licensed as an inpatient rehabilitation hospital.

The Company funded the acquisition, exclusive of closing costs, of the Global Rehabilitation Hospital with (a) net proceeds from its ongoing public offering of approximately $3.8 million and (b) a $12.7 million mortgage loan representing a portion of the second tranche of the GECC Mortgage Loan (as defined below), as described below in Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The property is 100% leased to Global Rehab San Antonio, LLC, an operating joint venture between Global Rehab, a regional rehabilitation hospital operator, and a 20-member physician group.

The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has a 15-year term, which commenced upon completion of the construction of the facility in January 2010, and expires in January 2025. The annualized straight-line rent for the initial lease term will be approximately $1.5 million or approximately $36.71 per rentable square foot. The lease contains 2.0% fixed annual rental escalations during the primary term and two renewal options of five years each with 2.0% fixed annual rental escalations.

The annual real estate taxes payable on the Global Rehabilitation Hospital for the calendar year 2011 are anticipated to be approximately $250,000. Such real estate taxes will be reimbursed in full by the tenant under the terms of the lease.

A copy of the press release announcing the acquisition of the Spring Creek Medical Plaza, the Reliant Rehabilitation Hospital and the Global Rehabilitation Hospital is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 19, 2011, the Company, through its indirect wholly owned subsidiaries, entered into a $150.0 million multi-tranche mortgage loan agreement with General Electric Capital Corporation to provide funding for the Ten Property Portfolio (the “GECC Mortgage Loan”), as previously described in the Company’s Current Report on Form 8-K filed on September 23, 2011.

On November 22, 2011, the Company, through its indirect wholly owned subsidiaries, entered into mortgage loans in connection with the second tranche of the GECC Mortgage Loan in an amount equal to (a) $7.5 million in respect of the Spring Creek Medical Plaza, (b) $24.9 million in respect of the Reliant Rehabilitation Hospital and (c) $12.7 million in respect of the Global Rehabilitation Hospital. Each mortgage loan bears an interest rate of 5.084% and matures in September 2015.  Each mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan.

As of November 29, 2011, an aggregate of $90.9 million is outstanding under the GECC Mortgage Loan.

Item 9.01.    Financial Statements and Exhibits.

(a)(4)
The audited and unaudited financial statements relating to the Spring Creek Medical Plaza required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed, or February 8, 2012.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated November 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: November 29, 2011	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors